PROMISSORY NOTE

DATE: February 1, 1994

FOR VALUE RECEIVED, the undersigned, OPTICAL CORPORATION OF AMERICA, a corporation organized and existing under the laws of the Commonwealth of Massachusetts, with its principal place of business in Garden Grove, California (herein called "Maker") promises to pay to the order of the Perkin-Elmer Corporation, a New York Corporation with its principal place of business at 761 Main Street, Norwalk, Connecticut (the "Corporation"), at such place, or other place as may be designated in writing by the holder of this Note, the principal sum of Four Hundred Thousand Dollars ($400,000), plus interest on the outstanding principal balance at the rate of ten percent (10%) per annum. Payments of interest are due quarterly and shall commence on May 1, 1994, and be payable on the first day of August, November, February and May in each year thereafter in accordance with Payment Schedule I attached hereto. Payments of principal are due in five (5) quarterly installments of Eighty Thousand Dollars ($80,000) commencing on February 1, 1996, and on the first day May, August, and November 1996, with a final payment on February 1, 1997 in accordance with Payment Schedule I attached hereto.

Should Maker default in any obligation under this Note, the holder of this Note at its option may, without giving notice to the Maker, in additional to all other remedies, declare the whole sum of unpaid principal and accrued interest to be due and payable, and thereafter the whole sum of unpaid principal and accrued interest shall forthwith become due and payable.

The Maker waives demand, presentment for payment, notice of dishonor, protest and notice of protest; waives any and all lack of diligence or delays in the collection or enforcement hereof; and consents that the time of payment may be extended or this Note may be renewed without notice, and without releasing the undersigned.

In event that any action shall be instituted on this Note, or any action or proceeding is taken with respect to a default hereunder, the prevailing part in any such action or proceeding shall be paid by the other party all expenses in connection therewith, including reasonable attorneys' fees.

This Note shall be governed by and be construed in accordance with the laws of the State of Connecticut.

No course of dealing between the Maker and the holder of this Note and no delay on the part of the holder of this Note in exercising any rights of the holder of this Note shall operate as a waiver of the rights of the holder of this Note; nor shall any delay, unless agreed to in writing by the Maker and the holder of this Note, constitute a forbearance. No covenant or other provision of this Note nor any default may be waived otherwise than by a written instrument signed by the party so waiving such covenant or other provisions or default; provided however, that no such waiver shall extend to or impair any obligation not expressly waived, or impair any right consequent thereon. Any waiver may be given subject to satisfaction of conditions stated therein.

Any other provisions herein or in any other agreement between the holder hereof and Maker to the contrary notwithstanding, in no event shall the amount paid or agreed to be paid as interest exceed the highest lawful rate, then the latter shall be the applicable interest under this Note.

The Maker hereby waives all fights of set-off and counterclaim with respect to this Note including rights of set-off and counterclaim with respect to this Note which may arise from claims heretofore unknown to the Maker.

IN WITNESS WHEREOF, this Note has been duly executed bv Maker as of the day and year first above written.

                                            OPTICAL CORPORATION OF AMERICA

                                            By: /s/ DONALD A. JOHNSON
                                               ---------------------------------
                                            Name:     Donald A. Johnson
                                            Title:    Chairman

                               PAYMENT SCHEDULE I
(to Promissory Note dated February 1, 1994 from OPTICAL CORPORATION OF AMERICA)

Rent                                              $ 51,214
Months                                                   8
                                                  --------
Arrearage                                          409,712
Payment
 with Note                                         (9,712)
                                                  --------
Note                                              $400,000

QUARTERLY INTEREST
Payments beginning
5/1/94                                             $10,000

PRINCIPAL & INTEREST
Payments per schedule below.

- --------------------------------------------------------------------------------
             Beginning                                                 Ending
              Balance        Payment       Interest     Principal      Balance
- --------------------------------------------------------------------------------
2/1/96        400,000        90,000        10,000        80,000        320,000
5/1/96        320,000        88,000         8,000        80,000        240,000
8/1/96        240,000        86,000         6,000        80,000        160,000
11/1/96       160,000        84,000         4,000        80,000         80,000
2/1/97         80,000        82,000         2,000        80,000              0
- --------------------------------------------------------------------------------